As filed with the Securities and Exchange Commission on September 13, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Carlyle Group L.P.

(Exact Name of Registrant as specified in its charter)

Delaware	45-2832612
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Series A Preferred Units	The NASDAQ Global Select Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-220355

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the 5.875% Series A Preferred Units (the “Preferred Units”) of The Carlyle Group L.P. (the “Registrant”) are contained in a prospectus dated September 6, 2017, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-220355) relating to the Preferred Units (the “Prospectus”), and a supplement to the Prospectus dated September 6, 2017 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Preferred Units contained in the Prospectus under the headings “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Units” and “Material Provisions of The Carlyle Group L.P. Partnership Agreement,” and the description of the Preferred Units in the Prospectus Supplement under the heading “Description of the Series A Preferred Units,” are each incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of The Carlyle Group L.P. dated September 13, 2017 (incorporated by reference to Exhibit 3.1 to The Carlyle Group L.P. Current Report on Form 8-K filed on September 13, 2017).

3.2	Certificate of Limited Partnership of The Carlyle Group L.P. (incorporated by reference to Exhibit 3.1 to The Carlyle Group L.P. registration statement on Form S-1 (File No. 333-176685) filed on September 6, 2011).

4.1	Form of 5.875% Series A Preferred Unit Certificate (incorporated by reference to Exhibit 4.1 to The Carlyle Group L.P. Current Report on Form 8-K filed on September 13, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE CARLYLE GROUP L.P.

By:	Carlyle Group Management L.L.C., its general partner

By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	General Counsel

Date: September 13, 2017

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Limited Partnership Agreement of The Carlyle Group L.P. dated September 13, 2017 (incorporated by reference to Exhibit 3.1 to The Carlyle Group L.P. Current Report on Form 8-K filed on September 13, 2017).

3.2	Certificate of Limited Partnership of The Carlyle Group L.P. (incorporated by reference to Exhibit 3.1 to The Carlyle Group L.P. registration statement on Form S-1 (File No. 333-176685) filed on September 8, 2011).

4.1	Form of 5.875% Series A Preferred Unit Certificate (incorporated by reference to Exhibit 4.1 to The Carlyle Group L.P. Current Report on Form 8-K filed on September 13, 2017).

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